Exhibit 10.3

Comerica Bank
11943 El Camino Real Suite 1108 San Diego, CA 92130

August 5, 2013

Biolase, Inc. 4 Cromwell Irvine, CA 92618 Attention: Frederick D. Furry, Chief Financial Officer

Re:    Loan and Security Agreement dated May 24, 2012 (“Agreement”) between Biolase, Inc. (“Borrower”) and Comerica Bank (“Bank”), as amended.

Ladies and Gentlemen:

The Bank hereby agrees to waive Borrower’s non-compliance with the terms of Section 6.7(b) of the Agreement as of June 30, 2013, which requires Borrower’s EBITDA to be not less than ($500,000) at that date, provided however that (i) no later than September 13, 2013, Bank and Borrower shall enter into a further amendment to the Agreement establishing either new required levels for financial measurement covenants in the Agreement or new financial measurement covenants or other modifications satisfactory to the Bank in all respects and in its sole discretion (the “September 2013 Modification”), and (ii) until execution of the September 2013 Modification, the amount of the Ex-Im Facility Loans plus the Advances under the Revolving Line may not exceed $7,500,000 at any time.  This letter supersedes in its entirety the Bank’s letter to the Borrower dated August 1, 2013 related to the above referenced section of the Agreement.

This letter is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the forgoing, except as expressly stated above.  All provisions of the Agreement shall remain in full force and effect and shall continue to be valid, binding and enforceable in accordance with their respective terms.  The waiver given in this letter does not extend to, affect or impair any right of the Bank due to any obligation, covenant, agreement, default or event of default to which it does not expressly consent or which it does not expressly waive.

All capitalized terms that are not defined herein shall have the meaning set forth in the Agreement.

No amendment or modification of this letter, the Agreement, or any of the related documents shall be effective without the express written consent of the Bank.

Very truly yours,

Comerica Bank

By:	/s/Gary D. Reagan
Gary D. Reagan
Its:	Senior Vice President